Exhibit 99.1

Kinsale Capital Group Reports Third Quarter 2022 Results
Richmond, VA, October 27, 2022 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $33.0 million, $1.43 per diluted share, for the third quarter of 2022 compared to $36.6 million, $1.59 per diluted share, for the third quarter of 2021. Net income included after-tax catastrophe losses of $20.6 million in the third quarter of 2022 and $4.6 million in the third quarter of 2021. Net income was $91.9 million, $3.98 per diluted share, for the first nine months of 2022 compared to $104.3 million, $4.53 per diluted share, for the first nine months of 2021. After-tax catastrophe losses were $20.7 million for the first nine months of 2022 and $6.9 million for the first nine months of 2021.
Net operating earnings(1) were $37.9 million, $1.64 per diluted share, for the third quarter of 2022 compared to $36.7 million, $1.59 per diluted share, for the third quarter of 2021. Net operating earnings(1) were $120.0 million, $5.20 per diluted share, for the first nine months of 2022 compared to $91.7 million, $3.98 per diluted share, for the first nine months of 2021.
Highlights for the quarter included:
•Net income decreased by 9.9% due principally to higher catastrophe activity and a decline in the fair value of equity investments during the quarter
•Net operating earnings(1) of $37.9 million increased by 3.3% compared to the third quarter of 2021
•Gross written premiums increased by 43.8% to $284.1 million compared to the third quarter of 2021
•Net investment income increased by 71.2% to $13.9 million compared to the third quarter of 2021
•Underwriting income(2) was $34.3 million in the third quarter of 2022, resulting in a combined ratio of 83.6%, compared to $38.1 million and a combined ratio of 75.7% in the third quarter of 2021
•Annualized operating return on equity(4) was 24.3% for the nine months ended September 30, 2022

"Our third quarter results again reflected strong premium growth of 44% as E&S market conditions remain favorable. Our underlying business continues to generate positive results for the quarter over last year and we achieved a combined ratio of just under 84%, which included 12.5 points of incurred losses from Hurricane Ian. These results reflect the combination of a superior business model and favorable E&S market conditions. Looking ahead, we remain confident in our ability to create shareholder value through best-in-class underwriting and technology-driven low costs,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $284.1 million for the third quarter of 2022 compared to $197.6 million for the third quarter of 2021, an increase of 43.8%. Gross written premiums were $806.6 million for the first nine months of 2022 compared to $560.6 million for the first nine months of 2021, an increase of 43.9%. The increase in gross written premiums during the third quarter and first nine months of 2022 over the same periods last year reflected strong submission flow from brokers and a favorable pricing environment.
Underwriting income(2) was $34.3 million, resulting in a combined ratio of 83.6%, for the third quarter of 2022, compared to $38.1 million and a combined ratio of 75.7% for the same period last year. The decrease in underwriting income(2) quarter over quarter was largely due to higher catastrophe losses incurred, offset in part by premium growth and favorable rate increases from a strong underwriting environment and lower levels of relative operating expenses. Loss and expense ratios were 64.4% and 19.2%, respectively, for the third quarter of 2022 compared to 55.7% and 20.0% for the third quarter of 2021. The loss ratio for the third quarter of 2022 included 12.5 points of net incurred catastrophe losses, primarily related to Hurricane Ian. The loss ratio for the third quarter of 2021 included 3.8 points of net incurred catastrophe losses, primarily from Hurricane Ida. Results for the third quarters of 2022 and 2021 included net favorable development of loss reserves from prior accident years of $11.0 million, or 5.3 points, and $9.2 million, or 5.9 points, respectively.
Underwriting income(2) was $116.0 million, resulting in a combined ratio of 79.9%, for the first nine months of 2022, compared to $91.4 million and a combined ratio of 78.1% for the first nine months of 2021. The increase in underwriting income(2) period over period was due to a combination of premium growth and favorable rate increases from a strong underwriting environment and lower levels of relative reported losses and operating expenses, offset in part by higher catastrophe losses incurred. Loss and expense ratios were 59.6% and 20.3%, respectively, for the first nine months of 2022 compared to 56.7% and 21.4% for the first nine months of 2021. Results for the first nine months of 2022 and 2021 included net favorable development of loss reserves from prior accident years of $28.9 million, or 5.0 points, and $25.4 million, or 6.1 points, respectively. The loss ratio for the nine months ended September 30, 2022 included 4.5 points of net incurred catastrophe losses compared to 2.1 points for the same period last year. The catastrophe activity in first nine months of 2022 primarily related to Hurricane Ian, and in first nine months of 2021 resulted from Hurricane Ida and the winter storms in Texas.
Summary of Operating Results
The Company’s operating results for the three and nine months ended September 30, 2022 and 2021 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	($ in thousands)
Gross written premiums	$284,111	$197,616	$806,625	$560,553
Ceded written premiums	(48,212)	(26,939)	(111,885)	(77,825)
Net written premiums	$235,899	$170,677	$694,740	$482,728

Net earned premiums	$209,259	$156,871	$577,979	$417,612
Losses and loss adjustment expenses	134,788	87,352	344,333	236,727
Underwriting, acquisition and insurance expenses	40,145	31,465	117,662	89,490
Underwriting income(2)	$34,326	$38,054	$115,984	$91,395

Loss ratio	64.4%	55.7%	59.6%	56.7%
Expense ratio	19.2%	20.0%	20.3%	21.4%
Combined ratio	83.6%	75.7%	79.9%	78.1%

Annualized return on equity(3)	21.1%	22.7%	18.6%	22.5%
Annualized operating return on equity(4)	24.2%	22.8%	24.3%	19.8%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$119,650	57.2%	$90,675	57.8%
Current accident year - catastrophe losses	26,130	12.5%	5,882	3.8%
Effect of prior accident year development	(10,992)	(5.3)%	(9,205)	(5.9)%
Total	$134,788	64.4%	$87,352	55.7%

	Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$346,970	60.1%	$253,348	60.7%
Current accident year - catastrophe losses	26,213	4.5%	8,792	2.1%
Effect of prior accident year development	(28,850)	(5.0)%	(25,413)	(6.1)%
Total	$344,333	59.6%	$236,727	56.7%

Investment Results
Net investment income was $13.9 million in the third quarter of 2022 compared to $8.1 million in the third quarter of 2021, an increase of 71.2%. Net investment income was $33.5 million in the first nine months of 2022 compared to $22.5 million in the first nine months of 2021, an increase of 49.3%. These increases were driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows since September 30, 2021 and to a lesser degree, higher interest rates relative to the prior year periods. Net operating cash flows were $456.7 million in the first nine months of 2022 compared to $301.9 million in the first nine months of 2021, an increase of 51.3%. The Company’s investment portfolio had an annualized gross investment return(5) of 2.7% for the first nine months of 2022 compared to 2.5% for the same period last year. The Company expects the current rising interest rate environment to contribute to higher reinvestment yields on fixed-maturity securities prospectively. Funds are generally invested conservatively in high quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.9 years and 4.3 years at September 30, 2022 and December 31, 2021, respectively. Cash and invested assets totaled $1.9 billion at September 30, 2022 and $1.7 billion at December 31, 2021.
(5)    Gross investment return is investment income from fixed-maturity and equity securities, excluding cash equivalents, before any deductions for fees and expenses, expressed as a percentage of the average beginning and ending book values of those investments during the period.
Other
On July 22, 2022, the Company entered into a Note Purchase and Private Shelf Agreement and issued $125.0 million aggregate principal amount of 5.15% senior notes, the proceeds of which were used to fund surplus at Kinsale Insurance Company, refinance indebtedness and for general corporate purposes.

On July 22, 2022, the Company entered into an Amended and Restated Credit Agreement, which primarily extended the maturity date to July 22, 2027 and increased the unsecured revolving credit facility to $100.0 million.
The effective tax rates for the nine months ended September 30, 2022 and 2021 were 17.5% and 18.9%, respectively. In the first nine months of 2022 and 2021, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $619.5 million at September 30, 2022 compared to $699.3 million at December 31, 2021. The decrease in stockholders' equity was largely due to the decline in the fair value of the Company's fixed-maturity investments, resulting from a higher interest rate environment, offset in part by net income. Annualized operating return on equity(4) was 24.3% for the first nine months of 2022, an increase from 19.8% for the first nine months of 2021, which was primarily due to growth in the business from favorable E&S market conditions and rate increases and a decrease in average stockholders' equity driven by the decline in the fair value of investments, offset in part by higher catastrophe losses incurred during the period.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, and net realized investment gains and losses, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and nine months ended September 30, 2022 and 2021, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	($ in thousands, except per share data)
Net operating earnings:
Net income	$32,984	$36,625	$91,865	$104,339
Adjustments:
Change in the fair value of equity securities, before taxes	6,095	1,012	37,199	(13,644)
Income tax (benefit) expense (1)	(1,280)	(213)	(7,812)	2,865
Change in fair value of equity securities, after taxes	4,815	799	29,387	(10,779)

Net realized investment losses (gains), before taxes	173	(895)	(1,535)	(2,397)
Income tax (benefit) expense (1)	(36)	188	322	503
Net realized investment losses (gains), after taxes	137	(707)	(1,213)	(1,894)
Net operating earnings	$37,936	$36,717	$120,039	$91,666

Diluted operating earnings per share:
Diluted earnings per share	$1.43	$1.59	$3.98	$4.53
Change in the fair value of equity securities, after taxes, per share	0.21	0.03	1.27	(0.47)
Net realized investment losses (gains), after taxes, per share	0.01	(0.03)	(0.05)	(0.08)
Diluted operating earnings per share(2)	$1.64	$1.59	$5.20	$3.98

Operating return on equity:
Average equity(3)	$626,761	$644,401	$659,395	$617,702
Annualized return on equity(4)	21.1%	22.7%	18.6%	22.5%
Annualized operating return on equity(5)	24.2%	22.8%	24.3%	19.8%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

For the three and nine months ended September 30, 2022 and 2021, net income reconciles to underwriting income as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net income	$32,984	$36,625	$91,865	$104,339
Income tax expense	7,116	9,054	19,549	24,387
Income before income taxes	40,100	45,679	111,414	128,726
Net investment income	(13,858)	(8,095)	(33,540)	(22,466)
Change in the fair value of equity securities	6,095	1,012	37,199	(13,644)
Net realized investment losses (gains)	173	(895)	(1,535)	(2,397)
Interest expense	1,716	243	2,306	752
Other expenses (6)	212	145	521	482
Other income	(112)	(35)	(381)	(58)
Underwriting income	$34,326	$38,054	$115,984	$91,395
(6)    Other expenses are comprised of corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, October 28, 2022 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (888) 660-6493, conference ID# 3573726, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on November 25, 2022.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	(in thousands, except per share data)
Gross written premiums	$284,111	$197,616	$806,625	$560,553
Ceded written premiums	(48,212)	(26,939)	(111,885)	(77,825)
Net written premiums	235,899	170,677	694,740	482,728
Change in unearned premiums	(26,640)	(13,806)	(116,761)	(65,116)
Net earned premiums	209,259	156,871	577,979	417,612

Net investment income	13,858	8,095	33,540	22,466
Change in the fair value of equity securities	(6,095)	(1,012)	(37,199)	13,644
Net realized investment (losses) gains	(173)	895	1,535	2,397
Other income	112	35	381	58
Total revenues	216,961	164,884	576,236	456,177

Expenses
Losses and loss adjustment expenses	134,788	87,352	344,333	236,727
Underwriting, acquisition and insurance expenses	40,145	31,465	117,662	89,490
Interest expense	1,716	243	2,306	752
Other expenses	212	145	521	482
Total expenses	176,861	119,205	464,822	327,451
Income before income taxes	40,100	45,679	111,414	128,726
Total income tax expense	7,116	9,054	19,549	24,387
Net income	32,984	36,625	91,865	104,339

Other comprehensive (loss) income
Change in net unrealized losses on available-for-sale investments, net of taxes	(46,652)	(6,072)	(165,464)	(16,111)
Total comprehensive (loss) income	$(13,668)	$30,553	$(73,599)	$88,228

Earnings per share:
Basic	$1.45	$1.61	$4.03	$4.60
Diluted	$1.43	$1.59	$3.98	$4.53

Weighted-average shares outstanding:
Basic	22,813	22,714	22,783	22,681
Diluted	23,114	23,064	23,099	23,057

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$1,605,847	$1,392,066
Equity securities at fair value	133,735	172,611
Short-term investments	81,408	—
Total investments	1,820,990	1,564,677

Cash and cash equivalents	126,213	121,040
Investment income due and accrued	11,663	7,658
Premiums receivable, net	96,102	71,004
Reinsurance recoverables, net	188,803	122,970
Ceded unearned premiums	40,924	33,679
Deferred policy acquisition costs, net of ceding commissions	58,445	41,968
Intangible assets	3,538	3,538
Deferred income tax asset, net	59,136	2,109
Other assets	58,418	57,012
Total assets	$2,464,232	$2,025,655

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$1,197,317	$881,344
Unearned premiums	471,736	347,730
Payable to reinsurers	26,323	16,112
Accounts payable and accrued expenses	22,218	23,250
Debt	123,159	42,696
Other liabilities	4,024	15,188
Total liabilities	1,844,777	1,326,320

Stockholders' equity	619,455	699,335
Total liabilities and stockholders' equity	$2,464,232	$2,025,655